UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

6312 S. Fiddler's Green Circle, Suite 100N, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2024, the Board of Directors (the “Board”) of TTEC Holdings, Inc. (“TTEC” or the “Company”) approved certain amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) that became effective immediately upon approval by the Board. The Amendments clarify the advance notice procedures set forth in Article I, Section 1.12 of the Bylaws that stockholders may use to bring proposals, including director nominations, before the annual meeting of stockholders.

The foregoing description of the terms and conditions of the Amendments and the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments which is attached hereto as Exhibit 3.04 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
3.04	Amended and Restated Bylaws of TTEC Holdings, Inc., reflecting all amendments through May 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: May 30, 2024	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel & Chief Risk Officer

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